Exhibit 10(h)

OLIN CORPORATION

AMENDED AND RESTATED

1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(As Amended Effective January 30, 2003)

1. Purpose. The purpose of the Olin Corporation 1997 Stock Plan for Non-employee Directors the (“Plan”) is to promote the long-term growth and financial success of Olin Corporation by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders.

2. Definitions. The following capitalized terms utilized herein have the following meanings:

“Board” means the Board of Directors of the Company.

“Cash Account” means an account established under the Plan for a Non-employee Director to which cash meeting fees, Board Chairman fees, Committee Chair fees and retainers, or other amounts under the Plan, have been or are to be credited in the form of cash.

“Change in Control” means the occurrence of any one of the following events:

(a) individuals who, on November 1, 2002, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to November 1, 2002, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of Olin Corporation in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of Olin Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Olin Corporation representing 20% or more of the combined voting power of Olin Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Olin Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Olin Voting Securities by Olin Corporation or any of its subsidiaries, (B) the acquisition of Olin Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Olin Corporation or any of its subsidiaries, (C) the acquisition of Olin Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) the acquisition of Olin Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(i) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Olin Corporation or any of its subsidiaries (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of Olin Corporation to an entity that is not an affiliate of Olin Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of Olin Corporation (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Olin Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Olin Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Olin Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above being deemed to be a “Non-Qualifying Transaction”);

(ii) the stockholders of Olin Corporation approve a plan of complete liquidation or dissolution of Olin Corporation.

Notwithstanding the foregoing , the acquisition by any person of beneficial ownership of 20% or more of the combined voting power of Olin Voting Securities solely as a result of the acquisition of Olin Voting Securities by Olin Corporation which reduces the number of Olin Voting Securities outstanding shall be deemed not to result in Change in Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Olin Voting Securities that increases the percentage of outstanding Olin Voting Securities beneficially owned by such person, a Change in Control of Olin Corporation shall then be deemed to occur.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee (or its successor) of the Board.

“Common Stock” means the Company’s Common Stock, $1.00 par value per share.

“Company” means Olin Corporation, a Virginia corporation, and any successor.

“Credit Date” means the second Thursday after the regularly scheduled board meeting in each calendar quarter (January, April, July and October).

“Excess Retainer” means with respect to a Non-employee Director the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of $25,000, if any; provided that in the event the annual cash retainer is prorated to reflect that such Non-employee Director did not serve as such for the full calendar year, the $25,000 shall be similarly prorated.

“Fair Market Value” means, with respect to a date, on a per share basis, with respect to phantom shares of Common Stock or Spin-Off Company Common Stock, the average of the high and the low price of a share of Common Stock or Spin-Off Company Common Stock, as the case may be, as reported on the consolidated tape of the New York Stock Exchange on such date or if the New York Stock Exchange is closed on such date, the next succeeding date on which it is open.

“Interest Rate” means the rate of interest equal to the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, the Treasurer or the Controller of the Company (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points, as determined by any such officer) or such other rate as determined from time to time by the Board or the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-employee Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.

“Olin Stock Account” means the Stock Account to which phantom shares of Common Stock are credited from time to time.

“Plan” means this Olin Corporation 1997 Stock Plan for Non-employee Directors as amended from time to time.

“Prior Plans” means the 1994 Plan and all of the Corporation’s other directors’ compensation plans, programs, or arrangements which provided for a deferred cash or stock account.

“Retirement Date” means the date the Non-employee Director ceases to be a member of the Board for any reason.

“Spin-Off Company” means Arch Chemicals, Inc., a Virginia corporation and any successor.

“Spin-Off Company Common Stock” means shares of common stock of the Spin-Off Company, par value $1.00 per share.

“Spin-Off Company Stock Account” means the Stock Account to which phantom shares of Spin-Off Company Common Stock are credited.

“Stock Account” means an account established under the Plan for a Non-employee Director to which shares of Common Stock and Spin-Off Company Common Stock have been or are to be credited in the form of phantom stock, which shall include the Olin Stock Account and the Spin-Off Company Stock Account.

3. Term. The Plan originally became effective January 1, 1997, and, as amended and restated prior to January 30, 2003, shall remain in effect until shareholder approval of this amendment and restatement. Upon such shareholder approval, this Amended and Restated Plan shall become effective, and shall operate and shall remain in effect until terminated by action of the Board as provided in Section 9 hereof.

4. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5. Participation. All Non-employee Directors shall participate in the Plan.

6. Grants and Deferrals.

(a) Annual Stock Grant. Subject to the terms and conditions of the Plan, on the second Thursday following the regularly scheduled January Board meeting each year, each Non-employee Director shall be credited with a number of shares of Common Stock with an aggregate Fair Market Value on such date equal to $45,000, rounded to the nearest 100 shares; provided, however, that for 2003, the total number of shares issuable shall be calculated as of February 13, 2003, but only the shares issuable with respect to $24,000 of the Annual Stock Grant shall be credited to the Olin Stock Accounts of Non-employee Directors, and the remaining shares (together with dividend equivalents on such shares, if any) shall be credited to the Olin Stock Accounts of the Non-employee Directors as soon as possible after approval of this

Plan, as amended and restated, by the Company’s shareholders. It is intended that, in the event this Plan, as amended and restated, is so approved by shareholders, Non-employee Directors shall receive an aggregate $45,000 Annual Stock Grant for 2003, under the Plan as in existence prior to January 30, 2003 and as amended. To be entitled to such credit in any calendar year, a Non-employee Director must be serving as such on January 1 of such year; provided, however, that in the event a person becomes a Non-employee Director subsequent to January 1 of a calendar year, such Non-employee Director, on the Credit Date next following his or her becoming such, shall be credited with that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to one-twelfth of the number of shares issued to each other Non-employee Director as the Annual Stock Grant for such year, multiplied by the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. Actual receipt of shares shall be deferred and each eligible Non-employee Director shall receive a credit to his or her Olin Stock Account in the amount of such shares and on the date of such credit. A Non-employee Director may elect in accordance with Section 6(f) to defer to his or her Olin Stock Account receipt of all or any portion of such shares to a date or dates on or following such Non-employee Director’s Retirement Date. Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following such Non-employee Director’s Retirement Date.

(b) Annual Retainer Stock Grant. Subject to the terms and conditions of the Plan, on the second Thursday following the regularly scheduled January board meeting of each year, each Non-employee Director who is such on January 1 of that year shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value on the second Thursday following the regularly scheduled January board meeting of $25,000. In the event a person becomes in a calendar year a Non-employee Director subsequent to January 1 and has not received the annual stock retainer for such calendar year, such person, on the Credit Date next following his or her becoming such, shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock having an aggregate Fair Market Value on such Credit Date equal to $2,084 times the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. The annual cash retainer payable to the Non-employee Director shall be reduced by the aggregate Fair Market Value of the shares the Non-employee Director receives or defers as the annual retainer stock grant (excluding any rounding of fractional shares) on the date such Fair Market Value is calculated. A Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(f). Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to such Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following the date as of which the shares are awarded.

(c) One-time Stock Grant. Subject to the terms and conditions of the Plan, receipt of all shares of Olin Stock credited under the one-time grants to certain Non-employee Directors that the Company made as of January 15, 1997, shall be deferred. Such Non-employee

Directors may elect in accordance with Section 6(f) to defer receipt of all or any portion of such shares to a date or dates following such Non-employee Director’s Retirement Date. Except with respect to any shares so deferred, certificates representing such shares shall be delivered to such Non-employee Directors (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following his or her Retirement Date.

(d) Election to Receive Meeting Fees, Chairman of the Board Fees, Committee Chair Fees and Excess Retainer in Stock in Lieu of Cash. Subject to the terms and conditions of the Plan, a Non-employee Director may elect to receive all or a portion of the director meeting fees, fees as Chairman of the Board, fees as a Committee Chair and the Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(f). A Non-employee Director who so elects to receive all or a portion of the Excess Retainer in the form of shares for such year shall be paid on the second Thursday following the regularly scheduled January board meeting (or in the case of proration, when the annual stock retainer is to be paid or credited) a number of shares (rounded up to the next whole share in the event of a fractional share) equal to the amount of Excess Retainer which has been elected to be paid in shares divided by the Fair Market Value per share on the second Thursday following the regularly scheduled January board meeting of such calendar year (or in the case of a Non-employee Director who becomes such after January 1, on the Credit Date next following the day such new Non-employee Director became such). The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter payable to a Non-employee Director who so elects to receive meeting fees, Board Chairman fees, or Committee Chair fees in the form of shares shall be equal to the aggregate Fair Market Value on the Credit Date next following the meeting for which such director meeting fees have been earned in the case of director meeting fees, or to the aggregate Fair Market Value on the scheduled payment date in the case of Board Chairman fees and Committee Chair fees and which are elected to be paid in shares. Except with respect to any shares the director has elected to defer, certificates representing such shares shall be delivered to the Non-employee Director as soon as practicable following the date as of which the Excess Retainer and/or fees would have been paid in cash absent an election hereunder.

(e) Deferral of Meeting Fees, Chairman of the Board Fees, Committee Chair Fees and Excess Retainer. Subject to the terms and conditions of the Plan, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(d) and all or a portion of the director meeting fees, fees as Chairman of the Board, fees as a Committee Chair and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. The amount of the Excess Retainer deferred in cash shall be credited on the second Thursday following the regularly scheduled January Board meeting (or in the case of proration, on the first day of the next calendar month following the day such new Non-employee Director becomes such). Such election shall be made in accordance with Section 6(f). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash.

(f) Elections.

(1) Deferrals. All elections under Sections 6(a), 6(b), 6(c), 6(d), 6(e), 6(f)(2) and 6(f)(3) shall (A) be made in writing and delivered to the Secretary of the Company and (B) be irrevocable. All Non-employee Director elections for payments in cash or stock or for deferrals shall be made before January 1 of the year in which the shares of Common Stock or director’s fees and retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, prior to the date of his or her election as a director). Deferral elections shall also (A) specify the portions (in 25% increments) to be deferred and (B) specify the future date or dates on which deferred amounts are to be paid, or the future event or events upon the occurrence of which the deferred amounts are to be paid, and the method of payment (lump sum or annual installments (up to 10)). However, Non-employee Directors may elect to defer all of his or her cash dividends on the Stock Account in whole and not in part and all of his or her interest on the Cash Account in whole but not in part. Installment payments from an Account shall be equal to the Account balance (expressed in shares in the case of the Stock Account, otherwise the cash value of the Account) at the time of the installment payment times a fraction, the numerator of which is one and the denominator of which is the number of installments not yet paid. Fractional shares to be paid in any installment shall be rounded up to the next whole share. In the event of an election under Section 6(d) for director meeting fees, Board Chairman fees, Committee Chair fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in 25% increments) to be so paid. Any change with respect to the terms of a Non-employee Director’s election for (A) amount or form of any future deferral or the form of payment of any director compensation hereunder may be made at any time prior to such compensation being earned (and in the case of quarterly fees, prior to the start of the quarter in which the fees are to be earned) and (B) the timing (which timing may not accelerate a distribution date) or amount of payments from any Account shall only be effective if made at least six months prior to the payout and in the calendar year prior to the calendar year payout is to occur.

(2) Olin Stock Account. On the Credit Date (or in the case of a proration, on the first day of the appropriate calendar month), a Non-employee Director who has elected to defer shares under Sections 6(b) or 6(e) shall receive a credit to his or her Olin Stock Account. The amount of such credit shall be the number of shares so deferred (rounded to the next whole share in the event of a fractional share). A Non-employee Director may elect to defer the cash dividends paid on his or her Stock Account in accordance with Section 6(f)(4).

(3) Cash Account. On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has elected to defer cash fees and/or the Excess Retainer under Section 6(e) in the form of cash shall receive a credit to his or her Cash Account. The amount of the credit shall be the dollar amount of such Director’s meeting fees, Board Chairman fees or Committee Chair fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and in each case, specified for deferral in cash. A Non-employee Director may elect to defer interest paid on his or her Cash Account in accordance with Section 6(f)(4).

(4) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Spin-Off Company Common Stock, a Non-employee Director who has shares of such stock credited to his or her Stock Account shall be paid on the dividend payment date such cash dividend in an amount equal to the product of the number of shares credited to the Non-employee Director’s Olin Stock Account or Spin-Off Company Stock Account, as the case may be, on the record date for such dividend times the dividend paid per applicable share unless the director has elected to defer such dividend to his or her applicable Stock Account as provided herein. If the Non-employee Director has elected to defer such dividend, he or she shall receive a credit for such dividends on the dividend payment date to his or her Olin Stock Account or Spin-Off Company Stock Account, as the case may be. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-thousandth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director’s applicable Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share of Common Stock or Spin-Off Company Common Stock, as the case may be, on the dividend payment date. A Non-employee Director who has a Cash Account shall be paid directly on each Credit Date interest on such account’s balance at the end of the preceding quarter, payable at a rate equal to the Interest Rate in effect for such preceding quarter unless such Non-employee Director has elected to defer such interest to his or her Cash Account, in which case such interest shall be credited to such Cash Account on the Credit Date.

(5) Payouts. Cash Accounts and the Spin-Off Company Stock Account will be paid out in cash and Olin Stock Accounts shall be paid out in shares of Common Stock unless the Non-employee Director elects at the time the payment is due to take the Olin Stock Account in cash. Cash amounts and certificates representing shares credited to the Olin Stock Account shall be delivered to the Non-employee Director as soon as practicable following the termination of the deferral and consistent therewith.

(g) No Stock Rights. Except as expressly provided herein, the deferral of shares of Common Stock or Spin-Off Company Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or of the Spin-Off Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein.

(h) Change in Control. Notwithstanding anything to the contrary in this Plan or any election, in the event a Change in Control occurs, amounts and shares credited to Cash Accounts (including interest accrued to the date of payout) and Stock Accounts shall be promptly distributed to Non-employee Directors except the Olin Stock Account shall be paid out in cash and not in the form of shares of Common Stock. For this purpose, the cash value of the amount in the Stock Account shall be determined by multiplying the number of shares held in the Olin

Stock Account or the Spin-Off Company Stock Account by the higher of (i) the highest Fair Market Value of Common Stock or Spin-Off Company Common Stock, as appropriate, on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Spin-Off Company Common Stock, as appropriate, pursuant thereto.

(i) Beneficiaries. A Non-employee Director may designate at any time and from time to time a beneficiary for his or her Stock and Cash Accounts in the event his or her Stock or Cash Account may be paid out following his or her death. Such designation shall be in writing and must be received by the Company prior to the death to be effective.

(j) Prior Plan Accounts. Any transfers made to a Cash Account or a Stock Account from Prior Plans shall be maintained and administered pursuant to the terms and conditions of this Plan; provided that prior annual 100- or 204-share grant deferrals shall be treated as deferrals of 204-share grants under this Plan, the $25,000 annual share grant under the 1994 Plan shall be treated as deferrals under Paragraph 6(b) hereof and deferrals of meeting fees under all Prior Plans and of the Excess Retainer under the 1994 Plan shall be treated as deferrals under Paragraph 6(d) hereof. Prior elections and beneficiary designations under the 1994 Plan and this Plan shall govern this Plan unless changed subsequent to October 2, 1997.

(k) Stock Account Transfers. A Non-Employee Director may elect from time to time to transfer all or a portion (in 25% increments) of his or her Spin-Off Company Stock Account to his or her Olin Stock Account. The amount of phantom shares of Common Stock to be credited to a Non-Employee Director’s Olin Stock Account shall be equal to the number of shares of Common Stock that could be purchased if the number of phantom shares of Spin-Off Company Common Stock in his or her Spin-Off Company Stock Account being transferred were sold and the proceeds reinvested in Common Stock based on the Fair Market Value of each. Except as provided in Section 6(f)(4) with respect to dividends or in Section 8, no additional contributions or additions may be made to a Non-Employee Director’s Spin-Off Company Stock Account after the Distribution Date.

7. Limitations and Conditions.

(a) Total Number of Shares. The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 300,000. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

(b) No Additional Rights. Nothing contained herein shall be deemed to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

8. Stock Adjustments. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares of Olin Common Stock or Spin-Off Company Common Stock, as the case may be, held in a Stock Account, (ii) the class of shares that may be issued under the Plan and (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Spin-Off Company Common Stock or Common Stock whose receipt has been deferred pursuant to Section 6(f), as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

9. Amendment and Termination. This Plan may be amended, suspended or terminated by action of the Board, except to the extent that amendments are required to be approved by the Company’s shareholders under applicable law or the rules of the New York Stock Exchange or any other exchange or market system on which the Common Stock is listed or traded. No termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Cash Account or Stock Account.

10. Nonassignability. No right to receive any payments under the Plan or any amounts credited to a Non-employee Director’s Cash or Stock Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(i) by a Non-employee Director does not constitute a transfer.

11. Unsecured Obligation. Benefits payable under this Plan shall be an unsecured obligation of the Company.

12. Rule 16b-3 Compliance. It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

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